Exhibit 10.1

Circulating Fund Loan Contract

Bank of Ningbo

Circulating Fund Loan Contract

Code No: 05302LK20148092

Lender: Baizhang Branch, Bank of Ningbo

Borrower: Ningbo Keyuan Plastic Co., Ltd.

According to relevant laws, regulations and rules of People’s Republic of China, Borrower, and Lender, after reaching agreement through negotiations, hereby enter into this contract and Borrower, Lender herein shall abide by this contract.

Article 1 Credit Matters

1.1 Lender shall agree to grant the loan to Borrower after examination according to the application of Borrower, and the sort of loan is short-term (Rong Chu Ying) loan .

1.2 The intended use of the loan is to purchase commodities . Borrower shall not alter the intended use of loan confirmed hereto without Lender’s written consent.

1.3 The currency type and amount of loan: Twenty Two Million U.S. Dollars ONLY (in words)

1.4 The loan period is from August 28, 2014 to August 28, 20154.During the period of contract, any lending date, or expiration date shall be prolonged into the next banking day if the lending date or expiration date is not on banking days.

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1.5 In case that a lending date, amount of borrowing, the interest of loan and expiration date hereto differs with that in the loan certificate, those of the loan certificate and appendix hereto (if any) shall prevail. And Lender has no objection towards it. The loan certificate is an indispensable part hereof.

1.6 Interest Rate and Readjustment

1.6.1 Interest Rate of Loan

1.6.1.1 The RMB Interest Rate: the benchmark interest rate shall accord to what People’s Bank of China published of the same period and level,        /        (increased/decreased) by       /         %. Hereby the annual interest rate is       /     %. Hereby the conversion equation is that monthly interest rate= annual interest rate/12, and daily interest rate= annual interest rate/360.

1.6.1.2 Foreign Currency Loan Rate:                       /                   .

1.6.2 Loan interest shall be calculated daily from the date when loan is transferred into Borrower’s appointed account by Lender.

1.6.3 Before releasing the loan, in case of adjustment in benchmark interest rate applicable to the loan under the contract, the new benchmark interest rate shall apply and the new loan interest rate shall be recalculated according to Clause 1.6.1 and applied to the contract.

1.6.4 After releasing the loan, In case that the adjustment of benchmark interest rate is applicable to the loan herein and the period of loan is less than one year (included one year), the loan interest shall be readjusted through the measures below:

(1) Continue to carry out the interest rate recorded in the loan certificate, and the interest rate shall not be calculated by period.

(2) New loan interest rate shall be confirmed and applied on condition that it is readjusted       (monthly/quarterly) on the corresponding date in every month/quarter (the last day of month/quarter In case that there is no corresponding date) and according to the benchmark interest rate readjusted at this time (In case that the interest rate has been readjusted for twice or more than twice during the period, the last readjustment shall apply) and fluctuation rate in Clause 1.6.1 hereto.

In case that the period of loan exceeds one year, the loan interest rate shall be readjusted by measures __ below.

(1) Since January 1th of next year from the date of benchmark interest rate readjustment, new loan interest rate shall be confirmed and applied in accordance with the benchmark interest rate this time (In the even that benchmark interest rate has been readjusted twice or more than twice in one year, the last interest rate shall apply) and the fluctuation rate in Clause 1.6.1 hereto;

(2) New loan interest rate shall be confirmed and applied on condition that it is readjusted ___ (monthly/quarterly/yearly) on the corresponding date in every month/quarter/year (the last day of month/quarter/year In case that there is no corresponding date) and according to the benchmark interest rate this time (In case that the interest rate has been readjusted for twice or more than twice during the period of Article herein, the last readjustment shall apply ) and fluctuation rate in Clause 1.6.1 hereto;

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(3) Continue to carry out the interest rate recorded in the loan certificate, and the interest rate shall not be calculated by period;

(4) From the date when the benchmark interest rate is readjusted, new loan interest rate shall be confirmed and applied in accordance with readjusted benchmark interest rate this time and fluctuation rate in Clause 1.6.1 hereto;

(5) Other measures:                                                                                ;

1.7 The type of interest settlement: ______(Monthly/quarterly/annually/finally with principal clear). In case that interest settlement accords with (Monthly/quarterly/annually), hereby the expiry date for interest is 20th in (month/last month of quarter/last month of year) and the interest payment date is the next day of the expiry date; when the loan becomes due, the interest shall be paid with the principal.

1.8 Drawing Conditions.

Unless Lender waives partially or wholly, or Borrower conforms to the following conditions, Lender shall be entitled to reject the application of drawing from Borrower.

1.8.1 The Lender continues to be legal and valid, and abide by the promises hereto continually.

1.8.2 This contract has come into force and the guarantee contract hereof has also come into force legally.

1.8.3 The obligations hereof have been fully fulfilled without defaults.

1.8.4 Materials used to loan and others have been provided in accordance with the requirements of Lender.

1.9 Payment of Loan

1.9.1 The loan hereto shall be paid by measure NO.

(1) Entrusted payment of Lender, i.e., Lender shall pay loan to the transaction counterparty conformed to the intended use hereto through Borrower’s account in accordance with the withdrawal application and payment entrustment by Borrower.

(2) Self payment of Borrower, i.e., after Lender pays the loan to Borrower according to Borrower’s application to Borrower’s account, Borrower shall pay the loan to the transaction counterparty conformed to the intended use hereto by self.

(3)

Lender can determine independently the payment of loan hereto in accordance with relevant materials and laws, regulations provided by Borrower.

1.9.2 Borrower agrees that in the event of entrusted payment, Lender may transfer the loan to the account of Borrower and transfer it to account of the transaction counterparty directly from Borrower’s account.

Borrower shall not withdraw when the loan is in Borrower’s account. Moreover, Borrower shall also be obliged to repay without Lender’s responsibility In case that the fund is taken by coercive measures including but not limited to sealing up and deduction.

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1.9.3 Either Lender choose to entrusted payment or self-payment, it shall be deemed that the Lender’s obligation of transferring the loan is fulfilled and Lender shall repay the loan according to the terms hereof once the loan is transferred into Borrower’s account according to its requirement. That’s to say Borrower drew loan successfully hereto.

1.9.4 Borrower, choosing entrusted payment, shall provide contracts, certificates and pay warrant relevant to loan, Lender will make formal examination and consent to fulfill the obligation of transferring the loan. Otherwise, Lender shall be entitled to reject to transfer loan to Borrower. For self-payment, Borrower shall report payment of loan to Lender in each three months and provide record of loan use, account information, payment document according to Lender’s requirements for Lender to check. Otherwise, Lender shall be entitled to exercise one or all rights in Clause 2.3 hereto.

1.9.5 In the case that conforms to self-payment, Lender consents to that Borrower can withdraw loans at Lender’s counter or E-bank (if applicable), or by other approach approved by Lender. Borrower agrees to conduct the drawing of loan according to Lender’s requirement and confirmed the loans withdrawn at Lender’s counter or E-bank or by other approach approved by Lender.

1.10 Account for fund return: Borrower shall open an account for fund return, and the number of account is 53022027000000404 ; Borrower shall report the fund information to Lender on time; Lender shall be entitled to withdraw the loan in advance according to fund information.

1.11 Account for repayment: Borrower shall open an account with Lender, and the number is 53022027000000404. Borrower shall deposit fund with interest fully into repayment account and authorize Lender to deduct. In the event of any loan principal or interest or other fees due, Borrower shall deposit money into the repayment account on time and authorize Lender to deduct in anytime. If due to the readjustment of the benchmark interest rate made by China People’s Bank in same level and time, Borrower shall deposit repayment fully on time. Otherwise, all consequences involved including but not limited to extra interest for penalty and the adverse effect involved with Borrower’s credit record shall be undertaken by Borrower, having no relation with Lender. In the event of any loss report, freezing, stopping payment, or closing of the repayment account, or request to change the repayment account by Borrower, Borrower shall conduct alteration formalities from Lender. Before the alteration formalities come into force, Borrower shall conduct repayment at Lender’s counter In case that the fund in the former repayment account is insufficient for payment. In case that Borrower fails to conduct an alteration formality or conduct repayment at Lender’s counter thereby and consequently fails to pay the due principal and interested and other fees fully in time, Borrower shall undertake the liability for defaults.

Article Two Obligations and Rights of Lender

2.1 Lender shall be entitled to receive principal amount of loan, interest, compound interest, extra interest for penalty in accordance with this contract and certificates hereto or to do so in advance.

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2.2 Lender shall be entitled to know information concerning Borrower’s production and operation, financial operation, stock commodity and utilization of loan, to inspect the use and management of the collateral, and to require Borrower to provide authentic, complete financial statements such as document, material and information monthly. Lender shall be also entitled to inquire, print, keep and utilize Borrower’s basic information and credit record through People’s Bank Credit System or other institute and system in accordance with relevant regulations.

2.3 In case of any of the following situation, Lender shall be entitled to identify Borrower’s all credits including but not limited to loan, discount, bank acceptance bill, international trade finance, bank guarantee letter to expire in advance and take measures below.(1) To terminate relevant contracts, agreements, including but not limited in this contract in advance; (2) To cease to transfer new loan to Borrower and declare the advanced expiry of the Contract and withdraw all loans with interest and its expenses in advance; (3) To deduct relevant funds from any Borrower’s account to repay loan, interest and other fees; (4) To require Borrower to add another guarantee protection approved by Lender; (5) To bring a case to court and to take property preservation measures such as sealing up, freezing and deducting; (6) To take other property preservation measures. All other branches of Bank of Ningbo shall be endowed with the rights mentioned above for Borrower.

(1) Production halts, shutdown, dismissal, being takeover, cancellation of registration, declaration of bankruptcy, suspension for internal rectification of the Borrower, or cancelling or nullifying of its business license;

(2) Borrower conceals material facts involved with formulation of this contract or provides fake materials, information cannot match the fact or materials provided include fake information; Or provides fake report forms, certificates, documents and materials during the valid period;

(3) Borrower fails to repay the loan and interest according to this contract and relevant provisions hereto (including declaration of advanced expiry and the repayment after expiry);

(4) Borrower fails to conform to intended use of loan settled hereto and relevant certificates;

(5) Borrower fails to fulfill obligations agreed with Lender or a third party or specified by laws and regulations;

(6) Disposal of any property by Borrower may influence or has influenced ability to repay the Lender before clearing off loan and debts (including but not limited in donating, moving , transferring and selling in bargain);

(7) The credit of Borrower is getting worse and its operation gets tough, financial operation declines or exceeds the financial index set by Lender or both parties hereto;

(8) Borrower fails to repay loan fund according to the mode agreed;

(9) Borrower gets involved in economic dispute or lawsuit or any property of Borrower is taken by sealing up, freezing and deducting and other protection measures;

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(10) Borrower gets involved in crime and is charged, fined, or its legal representative or major person in charge gets involved in crime and is detained, arrested, treated by impulsive measures, sued, sentenced or fined;

(11) Borrower fails to fulfill any obligation hereto or of relevant certificates or violates Clause and promises hereto or of relevant certificates;

(12) The guarantee contract becomes invalid or guarantor’s ability declines, or price decrease of commodities guaranteed affects the creditor’s rights hereto;

(13) Guarantor violates the regulations of the Guarantee Contract;

(14) Any matter other than the matters mentioned above which may adversely affect the repayment obligation by Borrower under the Contract as judged by the Lender.

Lender shall be entitled to judge whether above cases appeared independently.

2.4 During the process of repayment, Lender shall be entitled to judge Borrower has one or more cases mentioned below by independent judgment and take measures as below: (1) To alter the payment of loan fund from self-payment into entrusted payment (including partially entrusted payment); (2) To cease grant and pay the loan fund;(3) To negotiate with Borrower to add conditions on granting and payment.

(1) Borrower’s credit declines;

(2) Borrower’s main business is not profitable enough;

(3) Exceptions occurred during Borrower utilizing loan;

(4) ______________________________________

2.5 In case that Borrower fails to repay due debts (including advanced expiry) such as principal of loan, interest, compound interest and penalty interest, Lender shall be entitled to deduct corresponding amount to repay the debts from any branch of Bank of Ningbo. In the even that Lender deducts unexpired fixed deposit from Borrower’s account, interest shall be paid according to the interest rate of current deposit published in bulletin at the paying date if it is necessary to be wholly withdrawn in advance; if it is necessary to withdraw part of unexpired deposit, interest of part deposit withdrawn shall be paid according to the interest rate of current deposit published in bulletin at the paying date and interest of the rest shall be paid according to the rate of fixed deposit by period from the date of opening account to expiring day. The loss from deduction shall be undertaken by Borrower. Borrower hereby irrevocably authorizes Lender to deduct the amount mentioned above at any time.

2.6 In case that Borrower defaults Clause hereto or evades Lender’s supervision, conceals essential fact involved with this contract or provides fake materials and other violating behaviors, Lender shall be entitled to open violation information or provide information for reminding repayment to News agent, Media and public announcement, or bulletin to department concerned and to prosecute responsibilities for violation of Borrower according to laws, regulations and previsions hereto.

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2.7 Lender shall be entitled to attend Borrower’s large amount financing, sale of property and its merge, separation, reform of shareholding and bankruptcy liquidation activities.

2.8 Borrower and mortgagor shall conduct legal formalities such as mortgage registration, property insurance according to Lender’s requirements. These formalities shall be continuously valid and Lender shall be entitled to request to be the first holder to endow insurance fund and get relevant duplicate copy of insurance contracts and certificates. Otherwise, Lender shall be entitled to reject to provide loan hereto.

2.9 Lender shall be entitled to request Borrower’s account reconciliation on time.

2.10 Under the prerequisite that Borrower and guarantor hereto fulfill obligations herein and the obligations of the Guarantee Contract, Lender shall grant the loan fund to Borrower according to this contract and provisions hereto.

2.11 Lender shall be entitled to take measures in Article 2.3 hereto in case of any matter that poses a threat to normal operation of the guarantor hereto or seriously and adversely affects the guarantor’s capacity hereto, including but not limited to production stop, shutdown, cancellation or revoking of registration, bankruptcy, difficulties in operation, decline of financial operation, legal representative or major person in charge getting involved in any illegal activity, proceeding, or major economic dispute, or the property thereof being frozen, deducted or treated with other property protection measures, or the value decline of the collateral used for guarantee under the Contract, or the same being frozen, deducted or treated with other property protection measures, and that Borrower fails to provide guarantee according to Lender’s requirements.

Article Three Borrower’s Promises

3.1 To provide authentic, complete and valid materials to Lender;

3.2 To cooperate with Lender to conduct loan repayment, post-loan management and relevant check;

3.3 To avoid investing loan into fixed assets, equity, the production or operation prohibited or restricted by competent authorities government, and not to evade entrusted payments by Lender by breaking up the whole into parts;

3.4 Borrower promises to completely fulfill all obligations hereto.

Article Four Borrower’s Rights and Obligations

4.1 Borrower shall be entitled to get and utilize loan in accordance with this contract and provisions in relevant certificates.

4.2 Borrower shall pay off principal of loan, interest, compound interest and penalty interest as well as legal fares, costs of preservation, execution fees, lawyer’s fees, travel expenses according to the Contract and relevant loan certificates. Borrower hereby irrevocably authorizes Lender to make deduction deduct according to Clause 2.5.

4.3 Borrower shall utilize loan without occupation and appropriation according to provisions hereto.

4.4 Borrower shall provide to Lender authentic, complete financial reports and other materials, information and actively cooperate with Lender for check of operation, financial operation, and stock commodities according to provisions hereto.

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4.5 Borrower shall notice Lender in writing 30 days in advance, identify the liability of repayment or make repayment in advance, and obtain a written consent from Lender before conducting activities such as contracting, renting, reform of shareholding, joint operation, merging, separating, joint venture, reducing capital, transferring assets, investing abroad, substantially increasing debt financing or applying to cease business, dismissal, bankruptcy and other activities influential enough to alter debtor-creditor relationship or the realization of Lender’s credit rights. Otherwise, Borrower shall not conduct activities above.

4.6 Borrower shall notice Lender in writing within three days and provide repayment measures in case of any matter other than those mentioned above that poses a threat to normal operation or seriously and adversely affects Borrower’s capacity to fulfill the repayment obligation under the contract, including but not limited to all cases in Clause 2.3 hereto.

4.7 Before paying off the debts under the Contract, Borrower shall notice Lender in writing and get Lender’s written consent before providing guarantee for a third party’s debt or use its main property to set mortgage, pledge guarantee that may influence Borrower’s capacity to repay debts hereto.

4.8 Borrower shall not surreptitiously withdraw or transfer funds or sell properties at low price or as present or transfer shares without authorizations to evade Lender’s debts or weaken its capacity to repay debts.

4.9 In case that Borrower alters its name, legal representative, legal address, range of operation, contact way, contact number and so forth, Borrower shall send a notice in written and documentary evidence concerning alteration authorized by competent authorities to Lender within 5 days after the alternation. Otherwise, all responsibilities and consequences thereof shall be undertaken by Borrower.

4.10 Borrower shall provide other guaranteeing measures approved by Lender within ten days in case that production stop, shutdown, cancellation or revoking of registration, bankruptcy, or loss in operation of the Guarantor under the contact causes loss of the guaranteeing capability for the debt under the Contract in part or in full or the value of the collateral used for guarantee under the Contract declines or is involved in a dispute of ownership.

4.11 Borrower is obliged to cooperate with Lender to check account.

4.12 Borrower shall undertake fares of lawyer service, insurance, transportation, assessment, registration, custody, verification, notarization, drawing, guarantee according to this contract and provisions hereto.

4.13 Borrower shall immediately sign for debt collection letter or documents of debt collection from Lender directly or by mail, and give the receipt to Lender or resend the receipt to Lender within three days after sign-off.

Article Five Guarantee of Loan

The guarantee type for the loan of this contract shall be Guarantee and Pledge, and guarantee contract shall be signed up separately. The contract numbers are 0530213720148013, 0530213720148014, 053022720148002.

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Article Six Default Liability

6.1 After the Contract cames into force, Parties hereto shall fulfill the obligations and promises in provisions hereto. Any party fails to fulfill the obligations and promises in provisions hereto in part or in full shall undertake the default liability and compensate for the other party.

6.2 Lender shall compensate the damage caused by Lender’s default, to the extent of direct damage, excluding indirect damage and expected damage.

6.3 In case that loan expires (including being declared to expire in advance) and Borrower fails to repay principal of loan in accordance with provisions hereto, Lender shall add extra interest rate amounting to 50 % of the loan rate agreed in the Contract for penalty over the actual days after the expiry date on the unpaid loan.

6.4 In case that Borrower fails to utilize loan on intended purpose, Lender shall be entitled to add extra interest rate amounting to 80 % of the loan rate agreed in the Contract for penalty over the actual days after the date that Borrower uses the loan in a way breaching the Contract for the loan used therewith.

6.5 In case that Borrower fails to repay the due interest, Lender shall be entitled to add compound interest. In period of loan, compound interest shall be added according to the rate and settlement under the Contract. In case that Borrower fails to repay the due interest after the expiry date or to use the loan on intended purpose, the compound interest shall be calculated and added according to relevant rate and settlement corresponding to interest rate for penalty.

6.6 In case that readjustment of loan interest rate occurs, interest rate for penalty shall be readjusted on the basis of loan interest rate hereto according to Article 6.3 and Article 6.4 and conform to the loan interest rate, calculated by stages.

6.7 In case that Borrower intentionally conceals fake materials, information relevant to crucial fact for formulating contract, Lender shall be entitled to collect default penalty, amounting to 10% of the loan being released according to provisions hereto.

6.8 Borrower shall undertake fares including but not limited to legal fare, arbitration fees, costs of preservation, execution fees, lawyer’s fare, travel expenses and other fares to realize creditor’s rights during the process of Lender realizing its creditor’s rights.

6.9 In case that Borrower violates obligations hereto or the guarantor under the Contract violates the obligations thereof, Borrower shall undertake default liability hereto, and the Lender shall be entitled to recognize advanced expiry of credits with Lender, including but not limited to loan, discount, bank acceptance bill, international trade financing, bank guarantee letter and so forth. Lender shall also be entitled to take all measures regulated in Article 2.3 hereto.

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Article Seven Contract’s Coming into effect, Alteration, Assignment and rescission

7.1 The contract shall go into effect after signed or sealed by responsible persons of Borrower and Lender. And it will be terminated on the day that all debits under the Contract has been paid off.

7.2 With the permission of Lender, Borrower can apply to repay in advance. At the same time, Lender shall be entitled to collect      /       % of amount of money paid in advance as corresponding penalty.

7.3 In case that Borrower request to renew loan time limit, Borrower shall send a written application and guarantee’s written consent for extended guarantee to Lender seven days before the expiry date of the loan term. After Lender’s examination and singing a renewal agreement, the loan under the Contract can be renewed.

7.4 After the Contract comes into force, any party hereto shall not alter or cancel the Contract without authorization unless specified in the contract, laws and regulations. In case that it is necessary to alter or cancel the contract, both Parties hereto shall negotiate and reach an agreement in writing. Before the written agreement is reached, all terms herein are valid.

7.5 Lender may transfer the right hereto to a third party without Borrower’s consent. The transferring notice thereof may be sent through a written notice or published on open media as an announcement.

7.6 Borrower shall not transfer any obligations under the Contract to a third party without Lender’s permission.

Article Eight Dispute Settlement

8.1 Should any dispute happens in the process of performing the contract, all parties hereto shall resolve them through consultations. If no settlement is reached, both parties hereto shall follow Measure (1) below:

(1) Both parties hereto may file a lawsuit in the local People’s Court of the place where Lender is located.

(2) Both parties hereto may file a lawsuit in the local People’s Court of the place the Contract is signed.

(3) Hand in to                        Arbitration Commission for arbitration according to valid Arbitration regulations at that time.

8.2 During the consultation or lawsuit, both Parties hereto shall continue to fulfill the obligations hereto not involved. Neither of party shall evade obligations under the Contract by excuses of consultation and lawsuit.

Article Nine Other Provisions

9.1 If part of terms under provisions hereto becomes invalid or canceled, it shall not influence other term’s effect. Other terms are still valid.

9.2 Unless Borrower notices Lender in writing on alteration of address and contact way below, any notice sent by Lender shall be regarded as being received after three days according to the address and contact way below. The notice sent on address and contact way below shall be regarded as immediate arrival.

Borrower’s Tel. No.: 86232933 and Fax No.: 86232618

Address: Qingshi Industrial Zone of Ningbo Economic and Technological Development Zone

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9.3 Headings hereto are only for referring conveniently, not a part of contract. Any terms hereto shall not be interpreted, comprehended or effected and limited by headings.

9.4 Unless agreed under the Contract or specified in relevant laws and regulations, or expressly represented by the observant party in writing, no action, omission, delay in action or other measures by the observant party shall be deemed as waiving any right under the Contract in case Default Party violates or default any provisions and obligations under the Contract at any time.

9.5 In case that any party hereto requests a notarization, representatives of both parties hereto shall apply to notarization institution and make it clear that the Contract is enforceable. Borrower shall undertake notarial fees and acknowledge that the Contract is enforceable after notarization. If Borrower fails to fulfill obligations under the Contract, Lender shall be legally apply to People’s Court with jurisdiction for enforcement.

9.6 Lender shall undertake no responsibilities in case that the Contract cannot be fully performed on account of alteration of laws, regulations and emergency measure.

9.7 Matters have not settled in this contract shall be conducted according to relevant provisions of laws, regulations, People’s Bank of China, China Banking Regulatory Commission and Lender.

9.8 Supplementary terms:

Article Ten This contract shall be made in duplicate, having the same legal effect.

Article Eleven This contract, supplemental agreements, certificates, Borrower’s promises, entrusting letters of payment constitute the complete contract, of which parts above may be formulated in paper, electronic manuscript and other ways authorized by Lender.

Article Twelve Presentments and Statements

Lender has required Borrower to fully and completely understood the terms hereto, particularly the terms in bold and made explanation for corresponding terms as required by Borrower. Parties signing contract have fully and completely understood the meanings and legal consequences of terms hereto.

Borrower hereby declares that the terms involving Borrower’s obligations and disadvantages have been noticed and accepted.

(The Remainder of this Page Intentionally Left Blank)

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Page of Signatures and seals for Circulating Fund Loan Contract:

Lender (common seal/special contract seal):	Borrower (common seal):

Legal Representative (Person in Charge)	Legal Representative
Authorized Agent:	Authorized Agent:

Date of signing: August 28th, 2014

Place of signing: Bank of Ningbo